Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Ares Management, L.P. (the “Company”) for the quarter ended June  30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Antony P. Ressler, as Chief Executive Officer of the Company, and Michael R. McFerran, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2016

/S/ Antony P. Ressler
Name:	Antony P. Ressler
Title:	Chairman, Co-Founder & Chief Executive Officer (Principal Executive Officer)

/S/ Michael R. McFerran
Name:	Michael R. McFerran
Title:	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Management, L.P and will be retained by Ares Management, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.